Exhibit 3

THE MCGRAW-HILL COMPANIES, INC.

BY-LAWS

ARTICLE I

Stockholders

1. A meeting of the stockholders shall be held annually, wheresoever designated by the Board of Directors on the last Wednesday in April of each year or on such other date as a resolution of the Board of Directors may designate, for the purpose of electing directors, hearing the reports of officers and directors, and for the transaction of such other business required or authorized to be transacted by the stockholders. Any previously scheduled annual or special meeting of stockholders may be postponed by resolution of the Board of Directors, upon public notice given prior to the date scheduled for such meeting.

2. Unless waived in writing by all stockholders, notice of the time, place and object of such meeting shall be given by mailing, at least ten days previous to such meeting, postage prepaid, a copy of such notice, addressed to each stockholder at his address as the same appears on the books of the Company.

3. Special meetings of stockholders for whatsoever purpose shall be held at the principal office of the Company or at such other place as may be designated by a resolution of the Board of Directors and may only be called pursuant to a resolution approved by a majority of the Board of Directors.

4. Notice of each special meeting, except where otherwise expressly provided by statute, and unless waived in writing by every stockholder entitled to vote, stating the time, place and in general terms the purpose or purposes thereof, shall be mailed not less than thirty nor more than fifty days prior to the meeting to each stockholder at his address as the same appears on the books of the Company.

5. At a meeting of stockholders the holders of a majority of the shares entitled to vote, being present in person or represented by proxy, shall be a quorum for all purposes, except where otherwise provided by statute or by the certificate of incorporation.

6. If at any meeting a quorum shall fail to attend in person or by proxy, a majority in interest of stockholders entitled to vote present or represented by proxy at such meeting may adjourn the meeting from time to time without further notice until a quorum shall attend and thereupon any business may be transacted which might have been transacted at the meeting as originally called had the same been then held. The Chairman of a meeting of stockholders may adjourn such meeting from time to time, whether or not there is a quorum of stockholders at such meeting.

7. The Chairman of the Board, and in his absence the President, and in his absence a Chairman appointed by the Board of Directors, shall call meetings of the stockholders to order and shall act as Chairman thereof.

8. The Secretary of the Company shall act as Secretary at all meetings of the stockholders and in his absence the Chairman of the meeting may appoint any person to act as Secretary.

9. At each meeting of stockholders every stockholder entitled to vote may vote in person or by proxy, and shall have one vote for each share of stock registered in his name. The Board of Directors may fix a day not more than sixty days prior to the day of holding any meeting of the stockholders as the day as of which stockholders entitled to notice of and to vote at such meeting shall be determined, and all persons who shall be holders of record of voting stock at such time and no other shall be entitled to notice of and to vote at such meeting.

10. At all elections of directors the polls shall be opened and closed, the proxies shall be received and taken in charge and all ballots shall be received and counted by two inspectors who shall be appointed by the Board. If any inspector shall fail to attend or refuse to act, the vacancy may be filled at the meeting by the Chairman of the meeting. No candidate for election as director shall be appointed an inspector.

11. The inspectors shall, before entering upon the discharge of their duties, be sworn to faithfully execute the duties of inspector at such meeting with strict impartiality and according to the best of their ability.

ARTICLE I-A

Nomination of Directors; Presentation of Business at Stockholder Meetings;

Required Vote for Directors; Director Eligibility

1. Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Company’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Company who (i) was a stockholder of record at the time of giving of notice provided for in this Article I-A and at the time of the annual meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in this Article I-A.

2. For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section (1)(c) of this Article I-A, the stockholder must have given timely notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. To be in proper form, a stockholder’s notice to the Secretary must: (a) set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner, if any, (ii) as of the date of such notice (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), (A) the class or series and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner, if any, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Company, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Company, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Company, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Company, through the delivery of cash or other property, or otherwise, and without regard to whether the stockholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any class or series of shares of the Company, (D) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such stockholder, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Company by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder with respect to any class or series of the shares of the Company, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Company (“Short Interests”), (E) any rights to dividends on the shares of the Company owned beneficially by such stockholder that are separated or separable from the underlying shares of the Company, (F) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (G) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household, (H) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Company held by such stockholder, and (I) any direct or indirect interest of such stockholder in any contract with the Company, any affiliate of the Company or any principal competitor of the Company (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), and (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the “Exchange Act”); (b) if the notice relates to any business other than the nomination of a director that the stockholder proposes to bring before the meeting, set forth (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business and (ii) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; (c) set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection as a director (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (d) with respect to each nominee for election or reelection to the Board of Directors, include the completed and signed questionnaire, representation and agreement required by Section 9 of this Article I-A. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

3. Notwithstanding anything in the second sentence of Section 2 of this Article I-A to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Company is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Article I-A shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

4. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Company’s notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Company who (i) is a stockholder of record at the time of giving of notice provided for in this Article I-A and at the time of the special meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in this Article I-A. In the event the Company calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Company’s notice of meeting, if the stockholder’s notice required by Section 2 of this Article I-A (including the completed and signed questionnaire, representation and agreement required by Section 9 of this Article I-A) shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the

90th day prior to such special meeting and the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

5. Only such persons who are nominated in accordance with the procedures set forth in this Article I-A shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Article I-A. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Article I-A and, if any proposed nomination or business is not in compliance with this Article I-A, to declare that such defective proposal or nomination shall be disregarded.

6. For purposes of this Article I-A, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

7. Notwithstanding the foregoing provisions of this Article I-A, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Article I-A. Nothing in this Article I-A shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Convertible Preference Stock or Series Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation or these By-Laws.

8. At each annual or special meeting of the stockholders for the election of Directors, at which a quorum is present, each Director shall be elected by the vote of the majority of the votes cast with respect to the Director, provided that if as of the date that is fourteen (14) days in advance of the date the Company files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission the number of nominees exceeds the number of Directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of Directors. For purposes of this section, a majority of the votes cast means that the number of shares voted “for” a Director must exceed the number of votes cast “against” that Director. Any Director standing for reelection at an annual or special meeting of stockholders who is not elected shall promptly tender his or her resignation to the Board of Directors. The Nominating and Corporate Governance Committee shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors shall act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation shall not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board of Directors with respect to his or her resignation. If a director’s resignation is accepted by the Board of Directors pursuant to this Section 8, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Article VIII(B) of the Certificate of Incorporation or may decrease the size of the Board of Directors pursuant to the provisions of Article VIII(A) of the Certificate of Incorporation.

9. To be eligible to be a nominee for election or reelection as a director of the Company, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Article I-A) to the Secretary at the principal executive offices of the Company a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) will abide by the requirements of Section 8 of this Article I-A, (B) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law, (C) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (D) beneficially owns, or agrees to purchase within 90 days if elected as a director of the Company, not less than 400 shares of stock of the Company (“Qualifying Shares”) (subject to adjustment for any stock splits or stock dividends occurring after January 31, 2007), will not dispose of such minimum number of shares so long as such person is a director, and has disclosed therein whether all or any portion of the Qualifying Shares were purchased with any financial assistance provided by any other person and whether any other person has any interest in the Qualifying Shares, and (E) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Company, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.

ARTICLE II

Board of Directors

1. The business and affairs of the Company shall be managed under the direction of the Board of Directors. Unless and until changed as provided in this Section 1 of this Article II, the number of directors constituting the Board of Directors shall be twelve (12). The Board of Directors shall have power from time to time and at any time, by vote of a majority of the total number of directors which the Company would have if there were no vacancies on the Board, to increase or reduce the number of directors constituting the Board of Directors to such number (subject to any limits contained in the certificate of incorporation) as the Board of Directors shall determine, but in no event to less than twelve (12) or more than twenty-five (25). Subject to the express terms and conditions of the certificate of incorporation and these By-Laws, the directors shall have the usual and customary powers and duties of directors of a corporation; also any and all powers given and permitted by law; and also power to exercise any and all powers of the Company, and to do any and all acts without any prior action taken or consent given by the stockholders, unless required by law, or the certificate of incorporation, or by these By-Laws; the directors may exercise all powers, and do all acts and things which are not, by statute or by the certificate of incorporation or these By-Laws, expressly directed or required to be exercised or done by the stockholders.

2. Without prejudice to the general powers conferred by the last preceding section, and the other powers conferred by the certificate of incorporation and by these By-Laws, it is hereby expressly declared that the Board of Directors shall have the following powers, that is to say:

FIRST: From time to time to make and change rules and regulations, not inconsistent with these By-Laws, for the management of the Company’s business and affairs.

SECOND: To purchase or otherwise acquire for the Company any property, rights or privileges which the Company is authorized to acquire, at such price and on such terms and conditions, and for such consideration, as they shall, from time to time, see fit.

THIRD: At their discretion to pay for any property or rights acquired by the Company, either wholly or partly, in money or in stocks, bonds, debentures or other securities of the Company.

FOURTH: To appoint and at their discretion remove or suspend such subordinate officers, agents or servants, permanently or temporarily, as they may, from time to time, think fit, and to determine their duties, and fix, and, from time to time, change their salaries or emoluments, and to require security in such instance and in such amounts as they think fit.

FIFTH: To confer by resolution upon any elected or appointed officer of the Company the power to choose, remove or suspend subordinate officers, agents or servants.

SIXTH: To appoint any person or persons to accept and hold in trust for the Company any property belonging to the Company, or in which it is interested, or for any other purpose, and to execute and do all such duties and things as may be requisite in relation to any such trust.

SEVENTH: To determine who shall be authorized on the Company’s behalf, to sign bills, notes, receipts, acceptances, endorsements, checks, releases, contracts and documents.

EIGHTH: From time to time to provide for the management of the affairs of the Company, at home or abroad, in such manner as they see fit, and in particular, from time to time, to delegate any of the powers of the Board of Directors in the course of the current business of the Company, to any special or standing committee or to any officer or agent, and to appoint any persons to be the agents of the Company, with such powers (including the power to sub-delegate), and upon such terms, as may be thought fit.

NINTH: To appoint an Executive Committee of three or more directors and such other persons as may be added thereto by specific resolution of the Board, who may meet at stated times, or on notice to all by any of their own number; who shall generally perform such duties and exercise such powers as may be directed or delegated by the Board of Directors from time to time. The Board may delegate to such Committee authority to exercise the powers of the Board while the Board is not in session, except as otherwise provided by law. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board when required.

3. Each director shall serve for the term for which he shall be elected and until his successor shall be chosen and shall accept his election, but any director may resign at any time.

4. The directors may hold their meetings and may have an office and keep the books of the Company at such place or places as the Board from time to time may determine.

5. A regular meeting of the Board of Directors shall be held each year, either immediately following adjournment of the Annual Meeting of Stockholders or at such other time as may be fixed by the Chairman of the Board or the President but on a date no later than 60 days following the adjournment of the Annual Meeting of Stockholders, for the purpose of electing officers, a Chairman of the Board, members of the Executive Committee, members of the other committees of the Board, and to organize the Board for the ensuing year. Regular meetings of the Board of Directors shall also be held monthly at such time and place as may be fixed by the Chairman of the Board, or the President. Notice shall be given to each director of the date of each regular meeting by the Secretary in the same manner as provided in Article II, Section 7, of these By-Laws for notice of special meetings of directors.

6. Special meetings of the Board shall be held whenever called by the Chairman, or by the President, or by the Secretary upon receiving the written request of a majority of the directors of the Board then in office. If so specified in the notice thereof, any and all business may be transacted by a special meeting.

7. The Secretary shall give notice to each director of each special meeting by mailing the same, at least two days before the meeting, or by telegraphing or telephoning not later than the day before the meeting. If every director shall be present at any meeting any business may be transacted without previous notice.

8. The Chairman of the Board when present shall preside at all meetings of the Board of Directors and at all meetings of the stockholders. He shall perform all duties incident to the office of the Chairman of the Board.

9. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business, except where otherwise provided by statute or by the certificate of incorporation or by these By-Laws, and a majority of those present at the time and place of any regular or special meeting may adjourn the same from time to time without notice.

10. Any one or more members of the Board may participate in a meeting of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

ARTICLE III

Committees

1. The Board may appoint such committees, as it may deem advisable. Committees so appointed shall have such powers and duties as may be specified in the resolution of appointment.

2. Each committee shall keep regular minutes of its proceedings and report the same to the Board when required.

3. Any one or more members of any such committee may participate in a meeting of such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

4. Any action required or permitted to be taken at any meeting of any committee may be taken without a meeting, if all members of the committee consent in writing to the adoption of a resolution authorizing the action and if the resolution and the written consent thereto are filed with the proceedings of the committee.

ARTICLE IV

Officers

1. The elective officers of the Company other than directors shall be a Chairman of the Board, a President, one or more Vice-Presidents, a Secretary and a Treasurer. Any two of the aforesaid offices may be filled by the same person, except the offices of President and Secretary. For purposes of these By-Laws the office of Vice-President also may include one or more Executive Vice-Presidents and one or more Senior Vice-Presidents. The term of office of each of said officers shall continue until the next annual election of directors and the selection of his successor by the Board of Directors. Any officer may, at any time, with or without cause, be suspended or removed from office by the affirmative vote of a majority of the entire Board at a meeting thereof. The Chairman of the Board and the President shall be chosen from among the directors.

2. The Chairman of the Board when present shall preside at all meetings of the Board of Directors and at all meetings of the stockholders. He shall perform all duties incident to the office of the Chairman of the Board. He may execute on behalf of the Company all authorized deeds, bonds, mortgages, contracts, documents and papers and may affix thereto the corporate seal when required. He shall have power to sign debentures and certificates of stock of the Company.

3. The President shall be the chief executive officer of the Company and shall be responsible for the general and active supervision and direction of the business, policies and activities of the Company, subject to the control of the Board of Directors. He may execute on behalf of the Company all authorized deeds, bonds, mortgages, contracts, documents and papers and may affix thereto the corporate seal when required. He shall have power to sign debentures and certificates of stock of the Company. He shall also have such duties as the Board may from time to time determine or as may be prescribed by these By-Laws. He shall be responsible for seeing that the orders and resolutions of the Board are carried into effect.

4. If the office of the Chairman of the Board shall be vacant, or if the person holding that office shall be absent, the President shall preside at meetings of stockholders and of the Board of Directors. In the absence or inability to act of both the Chairman and the President, the Board may designate any director or senior corporate officer to perform the duties of temporary Chairman which shall include presiding at meetings of stockholders and of the Board of Directors.

5. The Board may elect or appoint one or more Vice-Presidents. Each Vice-President shall have such powers and shall perform such duties as may be assigned to him by the Board or by the President. In case of the absence or disability of the President the duties of that office shall be performed by whomever the Board shall determine by resolution.

6. The Secretary shall be sworn to the faithful discharge of his duties; he shall attend all meetings of the directors and stockholders, and shall record all the proceedings of such meetings in a book to be kept for that purpose, and shall perform like duties for standing committees when required. He shall have charge of the giving of notice of meetings of stockholders and directors, and perform all the duties assigned to him by the Board of Directors, or usual for the Secretary of a Company to perform. He, or the Treasurer shall, with the Chairman or President sign all debentures and stock certificates of the Company.

7. The Treasurer shall keep or cause to be kept full and true books of account and records of all receipts and disbursements, property, assets and liabilities of the Company, in books belonging to the Company, and shall deposit all moneys, securities, and valuables of the Company in the name of and to the credit of the Company, in such depositories as shall be designated by the Board of Directors. He shall disburse funds of the Company as ordered by the Board, taking proper vouchers therefor and shall render to the President and the Board of Directors, at regular meetings or whenever required, an account of all financial transactions of the Company. He shall also have power to sign debentures and certificates of stock of the Company, checks, notes, bills of exchange or other negotiable instruments for and in the name of the Company. He shall perform all other duties incident to the position of Treasurer, subject to the control of the Board.

8. The Board of Directors shall have power to appoint one or more Assistant Treasurers, Assistant Secretaries, Controller or Assistant Controllers who shall have such powers and perform such duties as may be designated by the Board.

9. The amount of salaries, wages, or other compensation to be paid to the officers, employees and agents of the Company shall be determined from time to time by the Board or by an Executive Officer or Committee to whom this work shall be delegated. No officer shall be incapacitated to receive a regular salary or fixed compensation by reason of being a director of the Company.

ARTICLE IV-A

Bank Accounts, Deposits, Checks, Drafts and Orders

1. Any two of the following officers: the President, any Vice-President, and the Treasurer, Secretary or Controller may from time to time (1) open and keep in the name and on behalf of the Company, with such banks, trust companies or other depositories as they may designate, general and special bank accounts for the funds of the Company, and (2) terminate any such bank accounts. Any such action by two of the officers as specified above shall be made by an instrument in writing signed by such two officers and filed with the Secretary. A copy of such instrument, certified by the Secretary or an Assistant Secretary, shall be evidence to all concerned that the designations or terminations therein contained are duly authorized on behalf of the Company at the time of the certification.

2. All funds and securities of the Company shall be deposited in such banks, trust companies or other depositories as are designated by the Board of Directors or by the aforesaid officers in the manner hereinabove provided, and for the purpose of such deposits, the President, any Vice-President, the Secretary, the Controller, the Treasurer or an Assistant Treasurer, and each of them, or any other person or persons authorized by the Board of Directors, may endorse, assign and deliver checks, notes, drafts, and other orders for the payment of money which are payable to the Company.

3. All checks, drafts, or orders for the payment of money, drawn in the name of the Company, may be signed by the President, any Vice-President, the Secretary, the Treasurer or any Assistant Treasurer, or by any other officer or any employee of the Company who shall from time to time be designated to sign checks, drafts, or orders on all accounts or on any specific account of the Company by an “instrument of designation” signed by any two of the following officers: the President, any Vice-President, and the Treasurer, and filed with the Secretary. The Secretary or any Assistant Secretary shall make certified copies of such instruments of designation and such certified copies shall be evidence to all concerned of the authority of the persons designated therein at the time of the certification. An instrument of designation may provide for (1) the facsimile signature of any person authorized to sign by such instrument or by this Section, or (2) the revocation of authority of any person (other than an officer named in this Section) to sign checks, drafts or orders drawn in the name of the Company.

ARTICLE IV-B

Indemnification

1. Any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that such person or such person’s testator or intestate is or was a director, officer or employee of the Company or serves or served any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the Company shall be indemnified by the Company, and the Company may advance such person’s related expenses, to the full extent permitted by law.

For purposes of this section, references to “the Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees, so that any person who is or was a director, officer or employee of such constituent corporation, or is or was serving at the request of such constituent corporation any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the Company, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

ARTICLE V

Capital Stock

1. The instruments of debentures, certificate of shares of the preferred, preference and common capital stock of the Company shall be in such form as shall be approved by the Board of Directors. The certificates shall be signed by the Chairman of the Board or the President and also by the Secretary or the Treasurer. The seal of the Company shall be affixed to all certificates. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Company itself or its employee. Notwithstanding the foregoing provisions regarding share certificates or any other provisions of this Article V, officers of the Company may provide that some or all of any or all classes or series of the Company’s capital stock may be uncertificated shares.

2. All certificates shall be consecutively numbered, and the names of the owners, the number of shares and the date of issue, shall be entered in the Company’s books.

3. The Company or its duly authorized stock transfer agent shall keep a book to be known as the stock book, containing the names, alphabetically arranged, of all persons who are stockholders of the Company, showing their places of residence, the number of shares of preferred, preference and common stock held by each respectively, and the time when each became the owner thereof, also entries showing from and to whom such shares shall be transferred, and the number and denomination of all revenue stamps used to evidence the payment of the stock transfer tax as required by the laws of the State of New York, which books shall be open daily, during usual business hours, for inspection by any person who shall have been a stockholder of record in such Company for a least six months immediately preceding his demand; or by any person holding or thereunto in writing authorized by the holders of at least five per centum of any class of its outstanding shares, upon at least five days written demand. Persons so entitled to inspect stock books may make extracts therefrom.

4. Shares shall be transferred only on the books of the Company by the holder thereof in person or by his attorney upon the surrender and cancellation of certificates for a like number of shares, and upon tender of stock transfer stamps or the equivalent in money sufficient to satisfy all legal requirements.

5. The Board may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock of the Company.

6. Certificates for shares of stock or for debentures in the Company may be issued in lieu of certificates alleged to have been lost, stolen, destroyed, mutilated, or abandoned, upon the receipt of (1) such evidence of loss, theft, destruction or mutilation and a bond of indemnity in such amount, upon such terms and with such surety, if any, as the Board of Directors may require in each specific case, or (2) a request by an appropriate governmental agency or representative for the reissuance of a stock certificate claimed to be abandoned or escheated in accordance with the abandoned property or similar law of the state, or (3) in accordance with general resolutions.

ARTICLE VI

Seal

1. The Board shall provide a suitable seal, containing the name of the Company, the year of its creation, and the words “Corporate Seal, N.Y.” or other appropriate words, which seal shall be in charge of the Secretary, to be used as directed by the Board.

ARTICLE VII

Fiscal Year

1. The fiscal year of the Company shall begin the first business day in January.

ARTICLE VIII

Notice and Waiver of Notice

1. Any notice required to be given by these By-Laws may be given by mailing the same addressed to the person entitled thereto at his address as shown on the Company’s books, and such notice shall be deemed to be given at the time of such mailing.

2. Any stockholder, director or officer may waive any notice required to be given by these By-Laws.

ARTICLE IX

Amendments

1. Subject to the terms and conditions of the certificate of incorporation, the Board of Directors shall have power to make, amend, and repeal the By-Laws of the corporation, by a vote of the majority of all the directors present at any regular or special meeting of the Board, provided a quorum is in attendance and provided further that notice of intention to make, amend or repeal the By-Laws in whole or in part at such meeting shall have been previously given to each member of the Board.

As amended as of September 30, 2009